                       DIRECTORS AND EXECUTIVE OFFICERS OF
                             USL CAPITAL CORPORATION

                                                              Nature of
Name and                 Principal              Number of     Beneficial
Business Address         Occupation             Units Owned   Ownership
- ----------------         ----------             -----------   ----------
James G. Duff            Chairman and                100      Sole voting and
733 Front Street         Chief Executive,                     dispositive power
San Francisco, Ca        USL Capital
94111                    Corporation

Kenneth Whipple          Executive Vice              -0-
733 Front Street         President, Ford Motor
San Francisco, Ca        Company; President, Ford
94111                    Financial Services Group

Henry Lerner             Senior Vice                 -0-
733 Front Street         President,
San Francisco, Ca        General Counsel,
94111                    USL Capital
                         Corporation

John M. Hart             Senior Vice                 -0-
733 Front Street         President,
San Francisco, Ca        Human Resources,
94111                    USL Capital
                         Corporation

Joseph J. Mahoney        Senior Vice                 -0-
733 Front Street         President
San Francisco, Ca        and Chief
94111                    Financial Officer,
                         USL Capital
                         Corporation

Robert A. Keyes, Jr.     Vice President,             -0-
733 Front Street         Corporate
San Francisco, Ca        Controller,
94111                    USL Capital
                         Corporation

Ronald F. Dutt           Vice President,             -0-
733 Front Street         Corporate
San Francisco, Ca        Analysis,
94111                    USL Capital
                         Corporation

                                EXHIBIT 1

                                                              Nature of
Name and                 Principal              Number of     Beneficial
Business Address         Occupation             Units Owned   Ownership
- ----------------         ----------             -----------   ----------
Keith A. Wesselmann      Vice President,             -0-
733 Front Street         Chief Investment
San Francisco, Ca        Officer, USL
94111                    Capital Corporation

E. E. Wojciechowski      Vice President,             -0-
733 Front Street         Information Systems,
San Francisco, Ca        USL Capital
94111                    Corporation

David B. Gebler          Senior Vice                 700      Sole voting and
733 Front Street         President,                           shared dispositive
San Francisco, Ca        Transportation                       power
94111                    and Industrial
                         Financing,
                         USL Capital
                         Corporation;
                         President, Airlease
                         Management Services,
                         Inc.

Katherine C. Ashdown     Assistant Secretary,        -0-
733 Front Street         USL Capital
San Francisco, Ca        Corporation
94111

Marlies M. Bruning       Assistant Secretary,        -0-
733 Front Street         USL Capital
San Francisco, Ca        Corporation
94111

Stanley E. Gutman        Assistant Secretary,        -0-
733 Front Street         USL Capital
San Francisco, Ca        Corporation
94111

Lloyd K. Masukawa        Assistant Secretary,        -0-
733 Front Street         USL Capital
San Francisco, Ca        Corporation
94111